 Exhibit 99.1

Measure Global Inc.

Financial Statements

December 31, 2019 (Predecessor), January 31, 2020 (Predecessor) and December 31, 2020 (Successor)

MEASURE GLOBAL INC.

Page(s)
Reports of Independent Registered Public Accounting Firm	3

Financial Statements:

Balance Sheet at December 31, 2019 (Predecessor) and December 31, 2020 (Successor)	5
Statements of Comprehensive Loss for the Year Ended December 31, 2019 (Predecessor), the Month Ended January 31, 2020 (Predecessor) and the Period Ended December 31, 2020 (Successor)	6
Statement of Changes in Net Parent Investment and Stockholders’ Equity for the Year Ended December 31, 2019 (Predecessor), the Month Ended January 31, 2020 (Predecessor) and the Period Ended December 31, 2020 (Successor)	7
Statements of Cash Flows for the Year Ended December 31, 2019 (Predecessor), the Month Ended January 1, 2020 (Predecessor) and the Period Ended December 31, 2020 (Successor)	8

Notes to Financial Statements	9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Measure Global Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Measure Global Inc. (the Company) as of December 31, 2020 (Successor), and the related statements of comprehensive loss, stockholders’ equity, and cash flows for the period from January 6, 2020 (inception) to December 31, 2020 (Successor) and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 6, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s reliance on successfully obtaining additional capital in order to fund future operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2020.

Blue Bell, PA

February 4, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Measure Global Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Measure Global Inc. as of December 31, 2019 (Predecessor), and the related statements of comprehensive loss, net parent investment, and cash flows for the year ended December 31, 2019 and for the one month period ended January 31, 2020 (Predecessor) and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the one month period ended January 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on the Predecessor’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Predecessor in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Predecessor is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2020.

Blue Bell, PA

February 4, 2021

MEASURE GLOBAL INC.
BALANCE SHEETS

	Predecessor December 31, 2019	Successor December 31, 2020

Assets
Current assets:
Cash	$—	$1,744,829
Accounts receivable, net	30,391	120,703
Accounts receivable, related party	—	23,541
Prepaid expenses	50,035	260,328
Total current assets	80,426	2,149,401

Property and equipment, net	9,936	7,542
Intangible assets, net	57,335	204,423
Security deposit	—	39,775
Total assets	$147,697	$2,401,141

Liabilities and Net Parent Investment and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,611	$4,153
Convertible note payable, net of discount	—	737,916
Accounts payable	163,440	325,683
Accrued expenses	129,938	181,740
Deferred revenue	60,132	227,211
Due to preferred stockholder	—	336,119
Total current liabilities	357,121	1,812,822

Long-term liabilities:
Paycheck Protection Program loan	—	189,177
Long-term debt	38,979	34,826
Total long-term liabilities	38,979	224,003

Total liabilities	396,100	2,036,825

Net Parent Investment and Stockholders’ Equity
Net parent investment	(248,403)	—
Preferred stock, $0.001 par value, 4,800,000 shares authorized, issued and outstanding	—	4,800
Common stock, $0.001 par value, 10,500,100 share authorized and 4,800,000 issued and outstanding	—	4,800
Additional paid-in capital	—	3,390,450
Accumulated deficit	—	(3,035,734)
Total stockholders’ equity	—	364,316
Total liabilities and net parent investment and stockholders’ equity	$147,697	$2,401,141

The accompanying notes are an integral part of these financial statements.

MEASURE GLOBAL INC.
STATEMENTS OF COMPREHENSIVE LOSS

	Predecessor	Predecessor	Successor
	Year Ended	Month Ended	Period Ended
	December 31,	January 31,	December 31,
	2019	2020	2020
Revenue:
Software	$81,001	$15,122	$238,933
Advisory & Implementation	750	500	111,393
	81,751	15,622	350,326

Cost of revenues	371,244	—	152,514

Gross margin (loss)	(289,493)	15,622	197,812

Operating expenses:
Research and development	1,277,644	97,535	711,943
Selling, general, and administrative	889,734	186,796	1,948,030
Total operating expenses	2,167,378	284,331	2,659,973
Net operating loss	(2,456,871)	(268,709)	(2,462,161)

Other income (expense):
Interest expense	(4,096)	—	(585,542)
Impairment of intangible assets	(882,525)	—	—
Other income	—	—	11,969
Net loss	$(3,343,492)	$(268,709)	$(3,035,734)

Net loss per share applicable to common stockholders, basic and diluted			$(0.59)

Weighted average common shares outstanding, basic and diluted			5,188,000

The accompanying notes are an integral part of these financial statements.

MEASURE GLOBAL INC.
STATEMENT OF CHANGES IN NET PARENT INVESTMENT AND STOCKHOLDERS’ EQUITY
For the period January 1, 2019 through December 31, 2020

	Net parent	Preferred stock		Common stock		Additional paid-in	Accumulated	Total net parent investment and stockholders’
	investment	Shares	Amount	Shares	Amount	capital	deficit	equity
Balance, January 1, 2019	975,162	—	$—	—	$—	$—	$—	$975,162
Contribution from parent	2,119,927	—	—	—	—	—	—	2,119,927
Net loss	(3,343,492)	—	—	—	—	—	—	(3,343,492)
Balance, December 31, 2019	(248,403)	0	0	0	0	0	0	(248,403)
Contribution from parent	573,027	—	—	—	—	—	—	573,027
Retirement of net parent investment	(55,915)	—	—	—	—	—	—	(55,915)
Issuance of common stock upon incorporation	—	—	—	100	0	—	—	0
Net loss - month of January 2020	(268,709)	—	—	—	—	—	—	(268,709)
Balance, January 31, 2020	0	0	0	100	0	0	0	0
Issuance of preferred stock in accordance with the contribution and exchange agreement	—	4,800,000	4,800	(100)	0	1,959,009	—	1,963,809
Issuance of common stock for notes receivable	—	—	—	5,200,000	5,200	12,202	—	17,402
Repurchase and retirement of common stock	—	—	—	(400,000)	(400)	(2,950)	—	(3,350)
Issuance of warrants in connection with convertible note	—	—	—	—	—	1,086,632	—	1,086,632
Issuance of warrants in connection with consulting services	—	—	—	—	—	335,557	—	335,557
Net loss	—	—	—	—	—	—	(3,035,734)	(3,035,734)
Balance, December 31, 2020	—	4,800,000	$4,800	4,800,000	$4,800	$3,390,450	$(3,035,734)	$364,316

The accompanying notes are an integral part of these financial statements.

MEASURE GLOBAL INC.
STATEMENTS OF CASH FLOWS

	Predecessor	Predecessor	Successor
	Year Ended	Month Ended	Period Ended
	December 31,	January 31,	December 31,
	2019	2020	2020
Cash flows from operating activities:
Net loss	$(3,343,492)	$(268,709)	$(3,035,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in allowance for doubtful accounts	—	—	3,175
Depreciation	13,231	514	4,943
Amortization	395,309	617	37,679
Impairment of Intangible	882,525	—	—
Accrued interest	—	—	32,427
Accretion of debt discount	—	—	543,316
Fair value of warrants issued for services	—	—	335,556
Bonus in lieu of payment for settlement of note receivables	—	—	16,053
(Increase) decrease in assets, net of contributed assets:
Accounts receivable	(3,290)	13,020	178,813
Accounts receivable - related party	—	—	(23,541)
Prepaid expenses	(50,035)	(163,369)	(45,650)
Other noncurrent assets	—	—	—
Increase (decrease) in liabilities, net of assumed liabilities:
Accounts payable	101,613	(50,843)	32,545
Accrued expenses	125,622	(91,104)	142,905
Deferred revenue	32,831	(13,153)	180,232
Due to preferred stockholder	—	—	(24,535)
Net cash used in operating activities	(1,845,686)	(573,027)	(1,621,816)

Cash flows from investing activity:
Purchases of property and equipment, net of contributed assets	(2,795)	—	(3,062)
Purchases of intangible assets, net of contributed assets	(263,958)	—	(185,384)
Payment of security deposits	—	—	(24,025)
Net cash used by financing activities	(266,753)	—	(212,471)

Cash flows from financing activities:
Net parent investment	2,119,928	573,027	—
Capital contributions, preferred stock	—	—	2,146,745
Repurchase of common stock	—	—	(2,000)
Proceeds from convertible note payable	—	—	1,250,000
Proceeds from Paycheck Protection Program loan	—	—	187,982
Payment of long-term liability	(7,489)	—	(3,611)
Net cash provided by financing activities	2,112,439	573,027	3,579,116

Net change in cash	—	—	1,744,829
Cash, beginning of period:	—	—	—
Cash, end of period:	$—	$—	$1,744,829

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—	$6,389
Cash paid for income tax	$—	$—	$—
Non-cash investing activities:
Note receivable received for Common Stock	$—	$—	$(17,402)
Cancellation of note receivable on repurchase of common stock	$—	$—	$1,350
Issuance of warrants as debt discount	$—	$—	$1,086,632

The accompanying notes are an integral part of these financial statements.

MEASURE GLOBAL INC.

Notes to Financial Statements

December 31, 2019 and 2020

Description of Business

Measure Global Inc. (the “Company”) was incorporated as a Delaware Corporation on January 6, 2020. Prior to January 6, 2020, the Company was not a separate entity and was operating within Measure UAS Inc. (the “Preferred stockholder” or “UAS”). The Company is an aerial intelligence company that builds software to automate drone operations workflows. The Company sells its products primarily through its own sales personnel.

Management’s Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s reliance on successfully obtaining additional capital in order to fund future operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the period ended December 31, 2020, the Company incurred a loss from operations of $2,462,161 and used cash in operations of $1,621,817. In order to fund its operations, during 2020 the Company entered into a $1,250,000 convertible note agreement (see note 6). The Company anticipates funding its future operations through sales growth resulting from expanded marketing plans, management of its operating expenses, as well as additional capital contributions as the Company plans to file for an initial public offering (“IPO”) in early 2021.

In the event that the Company does not have a successful IPO, the Company plans to renegotiate the current loan agreement as well as initiate a private capital raise to create the liquidity necessary to fund operations through 2021 and beyond. However, there can be no assurance that the Company will be successful in its efforts to accomplish all of these objectives.

COVID-19 Risks, Impacts and Uncertainties

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has spread globally, and on March 12, 2020, the World Health Organization (“WHO”) declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, have imposed unprecedented restrictions on travel, quarantines, and other public health safety measures. Such government-imposed precautionary measures may have been relaxed in certain countries or states, but there is no assurance that more strict measures will be put in place again due to a resurgence in COVID-19 cases. In addition, the COVID-19 virus and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact the Company’s business, financial condition, and results of operations.

The Company is subject to the risks arising from the COVID-19 Outbreak’s social and economic impacts. The pandemic has limited the Company’s ability to perform on-site demonstrations of its product at the customer’s place of business. The COVID-19 pandemic may adversely impact the Company’s business plan, including its ability to meet its revenue targets if existing or potential customers delay or cancel their purchasing decision regarding the Company’s product, all of which may have a material adverse effect on the Company’s business. Moreover, the COVID-19 pandemic has created significant economic uncertainty and volatility in the credit and capital markets. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on the Company’s ability to access capital and on the market price of its common stock, and the Company may not be able to successfully raise capital through the sale of its securities. If the Company is unsuccessful in raising capital to fund its operations, the Company may need to reduce activities, curtail, or cease operations.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been presented on a comparative basis. As of December 31, 2019, and January 31, 2020 and for the year ended December 31, 2019 and the month ended January 31, 2020 the Company is referred to as the Predecessor. For the period of January 6, 2020 (date of inception) through December 31, 2020 the Company is referred to as the Successor.

The Company has historically operated as part of UAS and not as a stand-alone entity. Financial statements for the year ended December 31, 2019 (Predecessor) and the month ended January 31, 2020 (Predecessor) are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from UAS. These costs are charged to the Company based on actual usage, as well as an allocation that was derived from an analysis of the estimated percentage of the UAS employees’ time that was being spent on the Company. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of UAS. As part of UAS, the Company was dependent upon UAS for all working capital and financing requirements as UAS uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the net parent investment account. Accordingly, none of UAS cash or debt has been assigned to the Company in the financial statements. Net parent investment represents UAS interest in the recorded net assets of the Company. Transactions with UAS are reflected in the accompanying Statements of Changes in Net Parent Investment and Stockholders’ Equity as “Net Parent Investment” and in the accompanying Balance Sheets within “Net Parent Investment”.

On January 6, 2020, the Company was initially incorporated as a wholly owned subsidiary of UAS, with UAS holding 100 shares of common stock in the Company.

On January 31, 2020, UAS entered into a contribution and exchange agreement with the Company. The agreement resulted in the Company issuing 4,800,000 shares of Series Seed Preferred Stock (“Preferred stock”), par value $0.001 per share, to UAS in exchange for UAS contributing the 100 shares of common stock and specifically identified assets and liabilities to the Company. The value of the net assets contributed from UAS was $1,963,809. Since UAS controlled the Company at the time that the contribution and exchange agreement was executed, the transaction was accounted for as a commonly controlled transaction, with the assets and liabilities received at their historical carrying amounts.

The following table summarizes the historical carrying amount as of January 31, 2020 of the assets contributed and liabilities assumed as part of the contribution and exchange agreement:

	Useful Life
	(Years)
Cash		$2,146,745
Accounts receivable, net		302,691
Prepaid expenses		214,678
Equipment		9,423
Identifiable intangible assets
Domain name	7	56,718
Security deposit		15,750
Total assets contributed		2,746,005
Current portion of long-term debt		(3,611)
Accounts payable		(293,138)
Accrued expenses		(38,834)
Deferred revenue		(46,979)
Due to UAS		(360,654)
Long-term debt		(38,979)
Total liabilities assumed		(782,195)
Net assets contributed		$1,963,810

The Company determined the useful life remaining to be 7 years as the domain name was purchased in 2017 with an estimated life to be 10 years. The estimated useful life of the domain name is based on the contractual provisions of the underlying agreement and expected longevity of the domain.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits held in financial institutions. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (FDIC).

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of customers to make the required payments. Accounts that are outstanding longer than the contractual terms are considered past due. When determining the allowance for doubtful accounts, the Company takes several factors into consideration including the overall composition of the accounts receivable aging, prior history of accounts receivable write-offs, the type of customers and day-to-day knowledge of specific customers. The Company writes off accounts receivable when they become uncollectible. The allowance for doubtful accounts totaled $3,175 and $0 at December 31, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. As of December 31, 2019, and 2020, property and equipment consists of computer equipment, which has an estimated useful life of three years. Gains or losses on disposal of property and equipment are recognized in income upon disposal of such items. Expenditures for repairs and maintenance are charged to expense as incurred, while major renewals and betterments are capitalized.

Capitalized Software Costs

The Company capitalizes software development costs based upon headcount allocation or identified vendors during the application development stage. Costs incurred before the software reaches technological feasibility are expensed, which for the Company’s software products, is generally shortly before the products are released to production. The capitalized software is amortized on a straight-line basis over its estimated useful life which is three years. The amortization expense is reflected in cost of revenues on the Statement of Comprehensive Loss. The Company evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Current and Deferred Income Taxes

Prior to January 6, 2020, the Company was not a separate entity and was operating within UAS. Accordingly, the Company’s taxable income was included in the U.S. federal income tax return of UAS as well as the tax returns of state and local tax jurisdictions. The income tax liability has been computed and presented herein under the “separate return method,” as if the Company were a separate tax paying entity for the year ended December 31, 2019 and one month ended January 31, 2020.

Deferred income tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences that exist between the financial statement carrying value of assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards on a tax jurisdiction basis. The Company measures deferred income tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or settled. The effects on deferred income tax assets and liabilities of a change in tax laws or rates are recognized in the financial statements in the period the change in tax law is enacted.

The Company’s accounting for deferred income taxes represents its best estimate of the future tax consequences of events that have been recognized in the carve out financial statements or tax returns. In assessing the need for a valuation allowance, the Company considers both positive and negative evidence related to the likelihood of realization of the deferred tax assets. If, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized, a valuation allowance is recorded. Deferred income taxes are netted if it is legally permitted to settle tax assets with tax liabilities and the tax is levied on the same taxpayer by the same tax authority.

The Company also provides for estimated income tax exposures associated with uncertainty in income tax positions taken by the Company. The benefit of such a tax position taken or expected to be taken in a tax return is recognized only if those positions are more likely than not to be sustained upon examination based on the technical merits of the positions. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in likelihood of realization occurs. The Company does not believe that the resolution of existing uncertain income tax positions will have a material impact in the financial statements. The Company’s accounting policy is to record interest and penalties related to unrecognized tax benefits as a component of income tax expense in the Statements of Comprehensive Loss.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions consist of software revenue from the platform and advisory services. Revenue is recognized when persuasive evidence of an arrangement exists, service has been provided to the customer, collection of the fees is reasonably assured, and fees are fixed or determinable.

The Company’s contracts with customers may include multiple services. For example, some of the Company’s contracts include both software licenses and integration. Determining whether the software licenses and the integration are distinct from each other, and therefore performance obligations to be accounted for separately, or not distinct from each other, and therefore part of a single performance obligation, may require significant judgment. The Company has concluded that the software licenses and integration services provided in subscription offerings are not distinct from each other and thus, should be considered a single performance obligation and the total revenue from the contract is recognized ratably over the subscription period of the software licenses. In reaching this conclusion, the Company considered that since the integration service requires customization of the software to function with the customer’s other computer programs and systems, the integration and software license are not separately identifiable and should be combined into a single performance obligation.

The Company’s revenues also include advisory services and training, which mainly consists of services for additional enhancements to the software, consulting, and training related to our platform. Professional services revenue is recognized over time with consideration given to output measures, such as contract deliverables, when applicable.

Cost of Revenue

Cost of revenue is comprised of technical infrastructure costs which are the amortization of the capitalized software development, hosting and software. Hosting and software related costs are expensed as incurred while amortization of software is expensed over its useful life.

Deferred Revenue

The Company typically invoices customers in advance of fulfilling performance obligations. Deferred revenue represents the payments received in advance of the Company completing performance obligations. Revenue is generally recognized ratably over the contract term.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs. Costs related to software development are included in research and development expense until technological feasibility is reached, which for the Company’s software products, is generally shortly before the products are released to production. Once technological feasibility is reached, such costs are capitalized and amortized as a cost of revenue over the estimated lives of the products. Research and development costs were $1,277,644 for the year ended December 31, 2019 (Predecessor), $97,535 for the month ended January 31, 2020 (Predecessor) and $711,943 for the period ended December 31, 2020 (Successor).

Advertising

Advertising costs are expensed as incurred. Advertising costs were $45,402 for the year ended December 31, 2019 (Predecessor), $15,552 for the month ended January 31, 2020 (Predecessor) and $150,632 for the period ended December 31, 2020 (Successor).

Employee Benefit Plan

UAS established the Measure 401(k) Plan (the “Plan”) effective January 1, 2017. The plan was transferred from UAS to the Company effective February 1, 2021. The Company’s employee savings and retirement plan is qualified under Section 401(k) of the United States Internal Revenue Code. Employees may make voluntary, tax-deferred contributions to the Plan up to the statutorily prescribed annual limit. No matching contributions to employees’ voluntary contributions to the Plan were made by UAS for the year ended December 31, 2019 (Predecessor) and the month ended January 31, 2020 (Predecessor). No matching contributions to employees’ voluntary contributions to the Plan were made by the Company for the period ended December 31, 2020 (Successor).

Earnings (Loss) Per Share

Basic earnings (loss) loss per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus Common Stock equivalents (if dilutive) related to warrants, options and convertible instruments. The Company has excluded all common equivalent shares outstanding for warrants and convertible instruments to purchase Common Stock from the calculation of diluted net loss per share because all such securities are antidilutive for the periods presented. As a result, basic and diluted loss per share is equivalent.

Concentrations of Risk

Revenue from three customers accounted for 64% of the Company’s revenue for the year ended December 31, 2019 (Predecessor). These three customers represented approximately 13% of total customers of the Company and had no outstanding accounts receivable balance at December 31, 2019.

Revenue from two customers accounted for 27% of the Company’s revenue for the month ended January 31, 2020 (Predecessor).

Revenue from two customers accounted for 39% of the Company’s revenue for the period ended December 31, 2020 (Successor). These two customers represent approximately 3% of total customers of the Company and approximately 18% of Accounts Receivable at December 31, 2020.

Use of Estimates

The preparation of the financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net income loss for all periods presented.

Accounting Pronouncements Recently Adopted

Revenue Recognition

In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU impacts measurement, recognition, and disclosure of revenue from contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU is effective for annual reporting periods beginning after December 15, 2019. The Company early adopted this guidance as of January 1, 2019.

Statement of Cash Flows

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new guidance is intended to reduce diversity in practice in how transactions are classified in the statement of cash flows. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. The adoption of this standard did not have a material impact on the Company’s financial statements.

Compensation-Stock Compensation

In May 2017, the FASB issued ASU No. 2017-09, Compensation-Stock Compensation: Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a stock-based payment award must be accounted for as a modification. This guidance requires modification accounting if the fair value, vesting condition, or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. This standard was effective for annual periods beginning after December 15, 2017 and early adoption was permitted. The adoption of this standard did not have a material impact on its financial statements.

Earnings Per Share

In July 2017, FASB issued ASU 2017-11, Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): The new guidance amends ASC 815 to exclude consideration of a down-round feature in the evaluation of whether an instrument is indexed to an entity’s own stock under ASC 815-40-15-7C. That is, a down-round provision would not preclude an entity from concluding that an instrument or feature that includes a down-round feature is indexed to the entity’s own stock. This guidance applies to both freestanding financial instruments and embedded conversion options (e.g., in convertible instruments with beneficial conversion features (BCFs) or cash conversion features (CCFs)). The ASU is effective for annual reporting periods beginning after December 15, 2019. The Company adopted this guidance as of January 6, 2020. The adoption of this standard did not have a material impact on its financial statements.

Stock Compensation

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. Under existing U.S. GAAP, the measurement date for equity awards granted to nonemployees is the earlier of the performance commitment date or the date the performance is complete. The amendments in ASU No. 2018-07 allow for measurement of these awards on the grant date, consistent with equity awards granted to employees. The guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. The Company adopted this guidance on January 6, 2020. The adoption of this standard did not have a material impact on its financial statements.

Debt with Conversion and Other Options

In August 2020, FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments. The new guidance removes from U.S. GAAP the separation models for (1) convertible debt with a CCF and (2) convertible instruments with a BCF. As a result, after adopting the ASU’s guidance, entities will not separately present in equity an embedded conversion feature in such debt. Instead, they will account for a convertible debt instrument wholly as debt, and for convertible preferred stock wholly as preferred stock. This ASU is effective for fiscal years beginning after December 15, 2023 and early adoption is allowed. The Company early adopted this guidance as of January 6, 2020. The adoption of this standard did not have a material impact on its financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

Leases

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), which updates the accounting guidance for leases. This standard introduces a lessee model requiring lessees to recognize a right-of-use asset and lease liability on the balance sheet for both finance (capital) and operating leases and disclose key information about leasing arrangements. FASB ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2021. Early application of the amendment is permitted. This pronouncement is not yet applicable to the Company and therefore has not adopted this guidance and is currently evaluating the impact of adoption.

Intangibles

In August 2018, the FASB issued ASU No. 2018-15, Intangibles – Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. The amendments in this Update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The accounting for the service element of a hosting arrangement that is a service contract is not affected by the amendments in this Update. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for all entities. The amendments in this Update should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company does not expect this standard to have a material impact on its financial statements.

Income Taxes

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company does not expect this standard to have a material impact on its financial statements.

Property and Equipment

Property and equipment comprise the following at December 31:

	2019	2020

Computer equipment	$18,498	$21,561
Accumulated depreciation	(8,562)	(14,019)

	$9,936	$7,542

Depreciation expense was $13,231 for the year ended December 31, 2019 (Predecessor), $514 for the month ended January 31, 2020 (Predecessor) and $4,943 for the period ended December 31, 2020 (Successor). Depreciation expense for the year ended December 31, 2019 (Predecessor) includes an allocation of depreciation expense on parent company assets.

Intangible Assets

Intangible assets as of December 31, 2019 and 2020 are as follows:

	December 31, 2019				December 31, 2020

	Intangibles	Accumulated		Net Book	Intangibles	Accumulated		Net Book
	Gross Cost	Amortization	Impairment	Vaue	Gross Cost	Amortization	Impairment	Vaue

Domain Name	$73,980	$(16,645)	$—	$57,335	$73,980	$(24,044)	$—	$49,936
Website Development	50,000	(26,989)	(23,011)	—	—	—	—	—
Capitalized Software	1,261,107	(401,593)	(859,514)	—	185,384	(30,897)		154,487

	$1,385,087	$(445,227)	$(882,525)	$57,335	$259,364	$(54,941)	$—	$204,423

The 2020 capitalized software costs are in relation to the development of a new iteration of the Measure Ground Control platform. The new version of the platform was available as of July 1, 2020 which resulted in depreciation of $30,897 for the period ending December 31, 2020.

Amortization is recognized on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use. Amortization expense was $395,309 for the year ended December 31, 2019 (Predecessor), of which $371,244 was recorded as part of cost of revenues and $24,065 was recorded as part of selling, general and administrative expenses on the Statement of Comprehensive Loss. Amortization expense was $617 for the month ended January 31, 2020 (Predecessor), which was recorded as part of selling, general and administrative expenses on the Statement of Comprehensive Loss. Amortization expense was $37,679 for the period ended December 31, 2020 (Successor), of which $30,897 was recorded as part of cost of revenues and $6,782 was recorded as part of selling, general and administrative expenses on the Statement of Comprehensive Loss.

The following is an annual schedule of approximate future amortization of the Company’s intangible assets:

For the year ended December 31,

2021	$69,193
2022	69,193
2023	38,295
2024 and thereafter	27,742

Total	$204,423

Impairment of Long-Lived Assets

At December 31, 2019 it was determined that due to the shift in focus of the Company and the movement to designing a new software platform, certain intangibles needed to be tested for impairment. An analysis was performed to compare the expected cash flows from these assets to their carrying values. It was determined that since these intangibles were no longer “in use” and would not generate any cash flows, that an impairment loss for the amount of their carrying values should be recognized. The value of the impairment was $882,525.

Convertible Note Payable

The Company entered into loan and security agreements dated September 30, 2020 whereby the holders have loaned the Company $1,250,000. The Company shall pay interest on the notes at a rate of 7% per annum. Accrued interest shall be payable in arrears in cash on the earlier of the maturity date or the date of conversion. The principal of the notes shall be repaid on the maturity date unless the principal amount is converted. The maturity date of the notes is the earliest of September 30,2021, the consummation of the qualified IPO or the event of default. The notes are convertible into common stock of the Company at a price that is 80% of the IPO price per share.

As part of the convertible notes payable with the holders, 400,000 warrants to purchase the Company shares were issued to one holder and 100,000 warrants to purchase the Company shares were issued to the other holder. The warrants have a $2.50 exercise price and expire on September 30, 2025. The fair value price of the Company’s common stock was valued at $3.03 per share, using the Probability Weighted Expected Return Method (“PWERM”) pricing model to calculate the grant-date fair value of the common stock. The model applies a weighted average based on whether the IPO would be successful at 80% with the remaining 20% on remaining private. Assumptions such as expected term, discount rate and discount for lack of marketability varied based on the two potential outcomes. The warrants were valued at $730,000, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03, no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 5 years. The relative fair value of the warrants was $95,407 and was recorded as a discount to the note payable in accordance with FASB ASC 835-30-25, Recognition and is being accreted over the period up to the earliest maturity date, which is estimated to be March 31, 2021. For the year ended December 31, 2020 $47,704 was accreted through interest expense.

In addition, both holders were issued penny warrants that would be equal to 20% and 5% of the outstanding common shares post the IPO, respectively. The number of these warrants have been estimated at 2,000,000 and 500,000. The warrants have a $0.01 exercise price and expire on September 30, 2025. The fair value price of the Company’s common stock was valued at $3.03 per share, using the PWERM pricing model, as detailed above, to calculate the grant-date fair value of the common stock. The warrants were valued at $7,584,276, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03, no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The relative fair value of the warrants was $991,225 and was recorded as a discount to the note payable in accordance with FASB ASC 835-30-25, Recognition and is being accreted over the period up to the earliest maturity date, which is estimated to be March 31, 2021. For the year ended December 31, 2020 $495,612 was accreted through interest expense.

The total relative fair value, on the date of issuance, of all of the above warrants issued with the convertible note was $1,086,632. As of December 31, 2020, the convertible note payable balance was $737,916 which includes accrued interest of $31,232 and is net of $543,316 discount.

Long-Term Debt

On January 31, 2020, the outstanding note that relates to the acquisition of Measure.com domain name was transferred to the Company from UAS. The note includes interest at a rate per annum of 15% and is paid in annual installments of principal and interest in the amount of $10,000 with the final payment due May 2026. Interest expense was $4,096 for the year ended December 31, 2019 (Predecessor), $0 for the month ended January 31, 2020 (Predecessor) and $9,799 for the period ended December 31, 2020 (Successor).

Paycheck Protection Program Loan

On May 7, 2020, the Company was granted a loan from Silicon Valley Bank in the aggregate amount of $187,982 pursuant to the Paycheck Protection Program (“PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan, which is in the form of a note dated May 5, 2020, matures on May 5, 2022 and bears interest at a rate of 1.00% per annum. The note may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. Payments were initially deferred for six months and then extended under the program until a forgiveness decision was made. The Company has applied for forgiveness as of December 31, 2020 and expects to receive full forgiveness. At December 31, 2020, the loan payable was $189,177 and includes accrued interest of $1,195.

Stockholders’ Equity

On January 6, 2020, 100 shares of Common Stock were issued at $0.001 par value to UAS to establish the Company. On January 31, 2020, the Common Stock was exchanged for 4,800,000 shares of Preferred Stock at a value of $1,963,809, represented by cash proceeds of $2,146,745 offset by the assumption of $182,936 in net liabilities of the Predecessor (See Note 3(a)).

Preferred Stock

Dividends

When declared by the Company’s board of directors, all holders of existing Preferred stock are entitled to receive dividends in preference to any declaration or payment of any dividend on common stock. The holders of Preferred stock can waive this dividend preference upon affirmative vote or written consent of the holders over the requisite investor threshold, as defined in the Company’s Amended and Restated Certificate of Incorporation. Upon declaration of the board of directors, dividends will be paid at $0.833 for each share of Preferred stock. After payment of such dividends, any additional dividends shall be distributed equally among all stockholders as if all shares had been converted into common stock.

Liquidation

Preferred stock has liquidation preference over common stock based on the Preferred stock original issue price of $0.833 per share, respectively. There is weighted average anti-dilution protection for the Preferred stock original issue price that will alter the conversion price if the Company were to issue additional shares of common stock at a consideration per share less than the Series Seed original issue price.

Conversion

The Preferred shares are convertible into common shares at any time based upon the calculation of original issue price of such shares divided by the applicable conversion price, which is defined as the original issue price adjusted for the impact of certain dilutive issuances.

Each share of Preferred stock shall be automatically converted into shares of common stock at the conversion rate at the time in effect for such series of Preferred stock immediately upon the earlier of 1) the closing of the Company’s sale of its common stock to the public at a price of at least $2.50 per share in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, and the net proceeds of which attributable to sales for the account of the Company were not less than $30,000,000 in the aggregate, or 2) the date, or occurrence of an event, specified by vote or written consent or agreement of the holders of majority of the then outstanding shares of Preferred stock.

Common Stock

On January 31, 2020, the Company received $17,402 in notes receivable for the issuance of 5,200,000 shares of common stock, with a fair value of $17.402, to various employees and outside advisors. During the year, the Company bought back 400,000 shares from departing employees for cash in the amount of $2,000 and cancellation of notes receivable of $1,350 and retired these shares.

Warrants

In addition to the warrants related to the convertible note (See Note 6), the Company has issued the following warrants associated with two consulting agreements.

On September 25, 2020, the Company entered an agreement with an individual for a total of 416,000 warrants as compensation for consulting services. The agreement’s term is from October 1, 2020 through March 31, 2023. The warrants have a $0.01 exercise price. The number of warrants were estimated based on a percentage of ownership in the Company post IPO, as stated in the agreement. The warrants were valued at $1,262,024, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03 (see Note 8 for valuation of common stock), no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The fair value of the warrants will be expensed over the 30-month service term. As of December 31, 2020, $126,202 has been recorded as consulting expense.

On October 7, 2020, the Company entered an agreement with an individual for a total of 414,055 warrants as compensation for consulting services. The agreement’s term is from October 1, 2020 through March 31, 2022. The warrants have a $0.01 exercise price. The number of warrants were estimated based on a percentage of ownership in the Company post IPO, as stated in the agreement. The warrants were valued at $1,256,123, fair value, using the Black-Scholes pricing model to calculate the grant-date fair value of the warrants, with the following assumptions: fair value price per share of $3.03 (see Note 8 for valuation of common stock), no dividend yield, expected volatility of 50%, risk free interest rate of 0.11% and expected term of 6 months. The fair value of the warrants will be expensed over the 18-month service term. As of December 31, 2020, $209,354 has been recorded as consulting expense.

At December 31, 2020, the remaining unamortized expense of these warrants is $2,182,591.

The following table summarizes the issuances of warrants for the year ended December 31, 2020:

	Number of Warrants	Exercise Price	Remaining Contractual Term (in years)
Outstanding as of December 31, 2019	—	$—	—
Warrants issued in connection with convertible note	500,000	2.50	4.75
Penny warrants issued in connection with convertible note	2,500,000	0.01	4.75
Penny warrants issued in exchange for consulting services	830,055	0.01	1.75
Outstanding as of December 31, 2020	3,830,055	$0.34	4.10

Exercisable at December 31, 2020	3,830,055	$0.34	4.10

Income Taxes

The income tax liability has been computed and presented herein under the “separate return method,” as if the Company were a separate tax paying entity for the year ended December 31, 2019 and one month ended January 31, 2020.

On January 31, 2020, UAS entered into a contribution and exchange agreement with the Company (see Note 3(a)). Accordingly, the income tax provision for the period ended December 31, 2020 is calculated based on the actual activity related to the Company.

The provision (benefit) for income taxes is comprised of the following:

	Year Ended	Month Ended	Period Ended
	December 31,	January 31,	December 31,
	2019	2020	2020
Current Tax Expense

Federal	$—	$—	$—

State	—	—	—

Total Current Tax Expense	—	—	—

Deferred Tax Expense

Federal	(616,055)	(49,522)	261,315
State	(263,783)	(21,205)	111,892
Change in Valuation Allowance	879,838	70,727	(373,207)

Total Deferred Tax Expense	—	—	—

Total Tax Expense	$—	$—	$—

The difference between the actual provision for income taxes and the provision computed by applying the federal statutory rate of 21% and state statutory tax rate (net of federal benefit) of 6.5% to income before taxes is primarily the result of a full valuation allowance on all of the Company’s deferred tax assets. The following is a reconciliation of the difference between the actual provision for income taxes and the provision computed by applying the federal and state statutory rates:

	Year Ended		Month Ended		Period Ended
	December 31,		January 31,		December 31,
	2019		2020		2020

Pre-Tax Book Income/(Loss)	$(3,343,492)		$(268,709)		$(3,035,734)

United States Federal tax at statutory rate	(702,133)	21.0%	(56,429)	21.0%	(637,504)	21.0%
State taxes (net of federal benefit)	(217,912)	6.5%	(17,513)	6.5%	(197,854)	6.5%
Nondeductible Expenses	40,207	-1.2%	3,214	-1.2%	461	-2.0%
Valuation Allowance	879,838	-26.3%	70,728	-26.3%	834,897	-25.5%

Tax provision/(benefit)	$—	0.0%	$—	0.0%	$—	0.0%

Significant deferred tax assets and liabilities consist of the following:

	12-31-2019	12-31-2020

Deferred Tax Assets:
Amortization - Software	$1,527	$2,205
Operating Loss Carryforwards	793,605	588,789
Deferred Revenue	—	9,743
Bad Debt Reserve	—	874

	795,132	601,611

Valuation Allowance	(778,629)	(476,149)

Net Deferred Tax Assets after VA	16,503	125,462

Deferred Tax Liabilities:
Depreciation on Fixed Assets	(2,735)	(4,911)
Warrants	—	(57,170)
Prepaid Expenses	(13,768)	(63,381)

Total Net Deferred Tax Liabilities	(16,503)	(125,462)

Deferred Tax Assets/(Liabilities), net	$—	$—

As of December 31, 2019, and December 31, 2020, the Company maintains a valuation allowance with respect to all of the deferred tax assets as it does not believe they would be realized. The Company does not have any unrecognized tax benefits as of December 31, 2019, and December 31, 2020, respectively.

The Company’s operating loss carryforwards (“NOLs”) are calculated on a separate return method for the year ended December 31, 2019. Given that the Company is not a legal taxpayer for the carve-out period and was historically included within the UAS income tax returns, the NOL beginning balance as of January 1, 2019 was nil. The ending operating loss carryforwards deferred tax assets for the year ended December 31, 2019 is solely generated by the taxable losses after January 1, 2019.

The Company’s NOLs for the period ended December 31, 2020 represent only the NOLs generated after the Company became a separate legal entity (e.g., activity from January 6, 2020 – December 31, 2020).

The Company files income tax returns in the United States of America federal jurisdiction and in various state jurisdictions. Generally, federal and state income tax returns are subject to examination by the Internal Revenue Service for three years from the filing date. There are no significant audits that are open by a federal and/or state taxing authority.

Related Party Transactions

In January 2020, a common stockholder of the Company entered into agreement with UAS to provide legal services on behalf of UAS. This agreement was transferred to the Company on January 31, 2020. The agreement calls for monthly fixed payments of $10,000. Amounts included in legal expense were $10,000 for the month ended January 31, 2020 (Predecessor) and $110,000 for the period ended December 31, 2020 (Successor). At December 31, 2020, $10,000 is included in accrued expenses on the Balance Sheet.

As mentioned above in Note 3(a), at the time of the UAS capital contribution, UAS transferred $364,000 in cash to the Company that was recorded as a payable due to UAS. During 2020, the Company paid some invoices on behalf of UAS and recorded these invoices against the payable due to UAS. The net amount due to Preferred stockholder at December 31, 2020 is $336,119 and is recorded on the face of the Balance Sheet.

On December 22, 2020, the Company entered into a new employment agreement with the Company’s CEO, effective January 1, 2021. The term of the agreement shall remain in effect for one year from the date of the Company’s IPO. The annual base salary will be set at $200,000 with an increase to $250,000 effective as of the date of the Company’s IPO. The agreement also includes an IPO bonus in the amount of common shares of stock valued at $250,000. The CEO will also be eligible to receive a year-end bonus equal to two times the CEO’s then current base salary as well as a stock option award from a 15% option pool based on individual and Company performance objectives established by the Company’s Board of Directors following the IPO.

The Company’s CEO acts as Chairman of the Board of a customer. Revenue from this customer was $0 for the year ended December 31, 2019 (Predecessor), $0 for the month ended January 31, 2020 (Predecessor) and $673 for the period ended December 31, 2020 (Successor). At December 31, $23,541 is due from this customer for billings to another customer collected on behalf of the Company.

Commitments and Contingencies

Legal Matters

In the Contribution and Exchange Agreement dated January 31, 2020, the Company assumed certain assets and liabilities of UAS, including a subcontract between UAS and a software development vendor (“Vendor”). Under that subcontract, the vendor claimed past due payments of $191,743, including penalties and late interest. The Company has contested the amounts owed based on non-performance by the Vendor. The subcontract related to an SAP integration project completed in 2019, where the Vendor was replaced by another vendor. In a letter dated September 15, 2020, the Vendor lowered the amount in dispute to $143,807. The Company has made a settlement offer of approximately $20,000. The $143,807 disputed liability is reflected in the accounts payable balance as of December 31, 2020, as the parties continue to hold discussions in an effort to resolve the matter.

Operating Leases

The Company leases its office space in Washington, D.C., under an operating lease expiring in September 2021. During the year ended December 31, 2019 and for the one month ended January 31, 2020, rent expense was allocated to the company based upon a percentage allocation as described above in Note 3(a). Rent expense was $59,048 for the year ended December 31, 2019 (Predecessor), $21,000 for the month ended January 31, 2020 (Predecessor) and $68,250 for the period ended December 31, 2020 (Successor).

On December 1, 2020, the Company signed a lease for an office in Austin, Texas. The commitment term is for 12 months and begins on January 1, 2021. Monthly rent expense will be approximately $2,100.

Future minimum lease payments for the offices as of December 31, 2020 are as follows:

Amount

Year ending December 31: 2021	$100,993

Subsequent Events

In accordance with FASB ASC 855-10, management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued on February 4, 2021 and has determined that it does not have any material subsequent events to disclose in these financial statements.